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                                                                       EXHIBIT 8

                  [Letterhead of Cadwalader, Wickersham & Taft]

                                  July 16, 2001

Delta Air Lines, Inc.
Hartsfield Atlanta International Airport
Atlanta, GA 30320

                           Re: Pass-Through Certificates and Equipment Trust Certificates ("Certificates")

Gentlemen:

                  We have acted as your special counsel in connection with the Registration Statement on Form S-3 filed on the date hereof with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Registration Statement"). Capitalized terms used and not otherwise defined herein have the respective meanings ascribed to such terms in the Registration Statement.

                  In rendering the opinion set forth below, we have examined and relied upon the following: (1) the Registration Statement, as filed with the Commission, including the prospectus constituting a part thereof covering the Pass-Through Certificates (the "Pass-Through Trust Prospectus") and the prospectus constituting a part thereof covering the Equipment Trust Certificates (the "Equipment Trust Prospectus"); (2) the forms of pass-through trust agreement and trust indenture and security agreement, each filed as an exhibit to the Registration Statement; and (3) such other documents, materials, and authorities as we have deemed necessary in order to enable us to render our opinion set forth below.

                  As special counsel to Delta Air Lines, Inc. ("Delta"), we have advised Delta with respect to certain federal income tax aspects of the proposed issuance of the Certificates. Such advice has formed the basis for the description of material federal income tax consequences for holders of the Pass-Through Certificates that appears under the heading "Certain United States Federal Income Tax Consequences" in the Pass-Through Trust Prospectus and for the holders of Equipment Trust Certificates, which appears under the heading "Certain United States Federal Income Tax Consequences" in the Equipment Trust Prospectus. Such descriptions represent the opinion of the undersigned as to the matters discussed therein, and such discussions are incorporated herein by reference.

                  This opinion is based on facts and circumstances set forth in the Pass-Through Trust Prospectus, the Equipment Trust Prospectus and in the other documents reviewed by us. Our opinion as to the matters set forth herein could change with respect to a particular series of Certificates as a result of changes in facts and circumstances, changes in the terms of the documents reviewed by us, or changes in the law subsequent to the date hereof. As the


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Delta Air Lines, Inc.                 -2-                          July 16, 2001

Registration Statement contemplates series of Certificates with numerous different characteristics, the particular characteristics of each series of Certificates must be considered in determining the applicability of this opinion to a particular series of Certificates. The opinion contained in each Prospectus Supplement and Prospectus prepared pursuant to the Registration Statement is, accordingly, deemed to be incorporated herein.

                  We hereby consent to the filing of this letter as an Exhibit to the Registration Statement and to the references to our firm under the headings "Certain United States Federal Income Tax Consequences" in each of the Pass-Through Trust Prospectus and the Equipment Trust Prospectus. This consent is not to be construed as an admission that we are a person whose consent is required to be filed with the Registration Statement under the provisions of the Securities Act.

                                             Very truly yours,


                                             /s/ Cadwalader, Wickersham & Taft